Prospectus Supplement No. 1
Filed pursuant to Rules 424(b)(3)
Registration Statement No. 333-125660

Prospectus Supplement No. 1

Dated August 20, 2007

(To the Prospectus Dated July 2, 2007)

ORAGENICS, INC.

4,109,689 Shares of Common Stock

This prospectus supplement supplements information contained in, and should be read in conjunction with, the prospectus dated July 2, 2007 (the “Prospectus”). This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the original Prospectus. The prospectus relates to the offer and sale from time to time by the selling shareholders identified in the Prospectus of up to 4,109,689 shares of the common stock of Oragenics, Inc. We will not receive any of the proceeds from the sale of the common stock being sold by the selling shareholders.

The information attached to this prospectus supplement modifies and supersedes, in part, the information in the Prospectus. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this prospectus supplement.

This prospectus supplement includes our attached Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, which we filed with the U.S. Securities and Exchange Commission on August 13, 2007.

We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

Investing in our common stock involves a high degree of risk.

See “Risk Factors” beginning on page 4 of the Prospectus dated July 2, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement No. 1 (or the original Prospectus dated July 2, 2007) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 1 is August 20, 2007.

FORM 10-QSB

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2007.

OR

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT

For the transition period from              to

Commission File Number: 000-50614

ORAGENICS, INC.

(Exact name of small business issuer as specified in its charter)

FLORIDA	59-3410522
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

13700 Progress Boulevard

Alachua, Florida 32615

(Address of principal executive offices)

(386) 418-4018

(Issuer’s telephone number)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

State the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date:

As of July 31, 2007, there were 23,202,443 shares of Common Stock, $.001 par value, outstanding.

Transitional Small Business Disclosure Format (check one):    Yes  ☐    No  ☒

PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

Oragenics, Inc.

Balance Sheets

	June 30, 2007	December 31, 2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$151,469	$707,278
Prepaid expenses and other current assets	224,964	73,871

Total current assets	376,433	781,149

Property and equipment, net	692,780	824,698

Total assets	$1,069,213	$1,605,847

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$288,193	$195,573
Deferred compensation	86,500	132,000

Total current liabilities	374,693	327,573

Stockholders’ equity:
Preferred stock, no par value; 20,000,000 shares authorized; none issued and outstanding at June 30, 2007 and December 31, 2006	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 23,202,443 and 22,404,943 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	23,202	22,405
Additional paid-in-capital	13,467,945	12,914,950
Accumulated deficit	(12,796,627)	(11,659,081)

Total stockholders’ equity	694,520	1,278,274

Total liabilities and stockholders’ equity	$1,069,213	$1,605,847

See accompanying notes.

Oragenics, Inc.

Statements of Operations

(Unaudited)

	Three months ended June 30		Six months ended June 30
	2007	2006	2007	2006
Revenue	$26,673	$—	$59,761	$—

Operating expenses:
Research and development	401,353	498,950	772,276	999,235
General and administration	221,612	302,881	439,425	667,727

Total operating expenses	622,965	801,831	1,211,701	1,666,962

Loss from operations	(596,292)	(801,831)	(1,151,940)	(1,666,962)

Other income (expense):
Interest income	4,567	5,332	14,393	12,691
Interest expense	—	(214)	—	(855)
Gain on sale of property and equipment	—	—	—	2,024

Total other income net	4,567	5,118	14,393	13,860

Net loss	$(591,725)	$(796,713)	$(1,137,547)	$(1,653,102)

Basic and diluted net loss per share	$(0.03)	$(0.04)	$(0.05)	$(0.09)

Shares used to compute basic and diluted net loss per share	23,198,927	19,690,879	20,764,214	19,129,948

See accompanying notes.

Oragenics, Inc.

Statements of Cash Flows

(Unaudited)

	Six months ended June 30
	2007	2006
Operating activities
Net loss	$(1,137,547)	$(1,653,102)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	137,997	141,384
Gain on sale of property and equipment	—	(2,024)
Stock-based compensation expense resulting from fair value based method	99,036	200,118
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(151,093)	(41,554)
Accounts payable and accrued expenses	92,620	(47,052)
Deferred compensation	(45,500)	72,000

Net cash used in operating activities	(1,004,487)	(1,330,230)

Investing activities
Purchases of property and equipment	(6,079)	(1,540)
Proceeds from sale of property and equipment	—	5,000

Net cash (used in) provided by investing activities	(6,079)	3,460

Financing activities
Net proceeds from issuance of common stock	454,757	1,250,666

Net cash provided by financing activities	454,757	1,250,666

Net decrease in cash and cash equivalents	(555,809)	(76,104)
Cash and cash equivalents at beginning of period	707,278	937,789

Cash and cash equivalents at end of period	$151,469	$861,685

See accompanying notes.

Oragenics, Inc.

Notes to Financial Statements

(Unaudited)

1. Organization and Significant Accounting Policies

Oragenics, Inc. (formerly known as Oragen, Inc.) (the Company) was incorporated in November 1996; however, operating activity did not commence until 1999. The Company is dedicated to developing technologies associated with oral health, broad spectrum antibiotics and general health benefits.

Basis of Presentation

The accompanying unaudited condensed financial statements as of June 30, 2007 and December 31, 2006 and for the six months ended June 30, 2007 and 2006 have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the accompanying financial statements include all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial condition, results of operations and cash flows for the periods presented. The results of operations for the interim period June 30, 2007 are not necessarily indicative of the results that may be expected for the year ended December 31, 2007 or any future period.

These financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2006 which is included in our Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 23, 2007. In that report the Company disclosed that it expects to incur substantial expenditures to further develop each of its technologies. It further stated that it believes its working capital will be insufficient to meet the business objectives as presently structured and without sufficient capital to fund its operations, the Company will be unable to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. Net Loss Per Share

Net loss per share is computed using the weighted average number of shares of common stock outstanding. Common equivalent shares from stock options and warrants are excluded as their effect is anti-dilutive.

3. Income Taxes

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 was adopted by the Company effective January 1, 2007. Initial analyses indicate that the adoptions of this statement will not likely have a material effect on the Company’s future reported financial position or results of operations. As a result of the implementation of FIN 48, the Company did not recognize a change in its tax liabilities or assets as of June 30, 2007.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following information should be read in conjunction with the Financial Statements, including the notes thereto, included elsewhere in this Form 10-QSB. This discussion contains certain forward-looking statements that involve risks and uncertainties. Our actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth herein and elsewhere in this Form 10-QSB including the section titled “Risk Factors”..

We are an early-stage biotechnology company aimed at adding value to novel technologies and products sourced from innovative research at the University of Florida and other academic centers, as well as discovered internally and acquired by us. Our strategy is to in-license, internally discover or acquired and to develop products through human proof-of-concept studies (Phase II clinical trials of the U.S. Food and Drug Administration’s (FDA) regulatory process) prior to partnering with major pharmaceutical, biotechnology or healthcare product firms for advanced clinical development and commercialization. Since inception, we have funded a significant portion of our operations from the public and private sales of our securities. We have generated no significant revenues from operations during the last two years. All of our revenues have been from a sponsored research agreement and SBIR grants which all but one have expired. We have not generated revenues from sales of products.

Although we recently closed on a $1,171,591 private placement that is described below, we are in need of substantial additional funds in order to continue the development of our technologies. We are continuing to seek additional funding. We currently do not have any commitments for funding or other strategic options pending and there can be no assurances that we will be able to obtain funding or implement any strategic options in the future. Since the fourth quarter 2005, we deferred partial payments to our Chief Executive Officer and President, Chief Scientific Officer, Board of Directors and Audit Committee members, and our former chief executive officer and president. As we move into more advanced stages concerning our products and their testing, our monthly expenses and use of cash are likely to increase accordingly. Our remaining capital resources are expected to be utilized to sustain operations while we continue to explore opportunities to raise additional capital. Our remaining working capital at June 30, 2007 was $1,740 and together with the net proceeds from the August 7, 2007 financing described below, our funds are sufficient to enable us to continue to operate through the fourth quarter of 2007. While we believe additional capital may become available through grants or through possible future exercises of outstanding warrants, there can be no assurance of the same. In the event adequate capital is not raised we would likely need to cease all operations until we are able to raise additional capital. We have a contractual obligation to pay a minimum royalty of $25,000 quarterly and spend or cause to be spent an aggregate of $1,000,000 annually toward research, development and regulatory prosecution, in order to maintain our license with the University of Florida Research Foundation, Inc. for SMaRT Replacement Therapy™ and MU 1140™ (Mutacin 1140) technologies. While we believe we have met our obligations under the license agreement to date, if we are unable to make future payments, our license could be terminated which will substantially diminish the value of our company.

On April 25, 2007 we received notification from the American Stock Exchange (“AMEX”) that we were not in compliance with AMEX’s continued listing requirements because our shareholders’ equity is less than $2,000,000 and we have experienced losses from continuing operations and/or net losses in two of our most recent fiscal years. On May 1, 2007, we notified AMEX that as a result of the resignation of our independent director, Mr. George Hawes, from our Board of Directors, we were aware that we were no longer in compliance with certain of the AMEX’s continued listing standards for Small Business Issuers regarding having at least fifty percent of our Board comprised of independent directors and maintaining an audit committee of at least two independent directors. On May 3, 2007 we received a Warning Letter from AMEX regarding the aforementioned noncompliance. We submitted a plan on May 24, 2007 to AMEX for regaining compliance with all of the continued listing standards, which included a newly appointed director to the Company’s Board.

On June 15, 2007, Dr. Ronald P. Evens was appointed to the Company’s Board of Directors. Our Board of Directors currently consists of four members of which two are independent. On July 2, 2007, AMEX notified the Company that it had completed its review and determined that the Company’s compliance plan makes a reasonable demonstration of the Company’s ability to regain compliance with the continued listing standards by the end of the plan period, October 27, 2008 and is therefore continuing the Company’s listing pursuant to an extension.

On August 7, 2007, our Securities Purchase Agreement with accredited investors, including our new director, Dr. Ronald P. Evens, became binding and we closed on $1,171,591 in equity based financing. We issued a total of 4,600,000 shares of restricted common stock in the private placement. The shares were sold to accredited investors at $0.25 per share, except that per AMEX requirements, Dr. Evens acquired his shares at $0.44 per share, which was the closing share price on August 7, 2007. Each participating investor, including Dr. Evens, also received warrants to purchase shares of common stock at the price of $0.58 per share. One warrant was issued for each share of common stock issued for a total of up to 4,600,000 shares that may be acquired upon exercise of the warrants. The warrants become exercisable in six months and expire after one year from the date of issuance. The private placement offering and sale of the common stock and warrants was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Ace of 1933 as a transaction by the issuer not involving a public offering. We intend to use the net proceeds of the private placement, including any proceeds from exercise of the warrants, for working capital and general corporate purposes. While management is encouraged by the aforementioned financing, the proceeds are insufficient, alone, to regain final compliance with AMEX listing requirements. We have until October 27, 2008 to regain AMEX compliance but there can be no assurance that we will be able to do so.

We hope to be in a position to develop the following technologies, each of which addresses potentially large market opportunities:

SMaRT Replacement Therapy™ is a single, painless one time topical treatment that has the potential to offer lifelong protection against dental caries (tooth decay). The therapy is based on genetically altering the bacterium, Streptococcus mutans (S. mutans), which is the primary etiologic agent in tooth decay. Present in the normal flora of the mouth, Streptococcus mutans converts dietary sugar to lactic acid; the lactic acid, in turn, causes the erosion of tooth enamel that results in the destruction of the tooth surface and eventually the entire tooth. SMaRT Replacement Therapy™ permanently replaces resident acid producing Streptococcus mutans with a patented genetically engineered strain of Streptococcus mutans that does not produce lactic acid. Applied topically to tooth surfaces with a swab, the therapy requires only one application. We have begun Phase I clinical trials and expect to partner with a major healthcare products or pharmaceutical company prior to initiating Phase III clinical trials. To facilitate further patient recruitment in our Phase I clinical trial, we opened an additional clinical site in June 2005, however, we had very limited patient enrollment through December 31, 2005 due to the rigorous requirements for enrollment imposed upon us by the FDA. In January 2006, we concluded this study, closed the clinical sites, and discussed with the FDA our problems with patient enrollment and how we could modify our protocol to allow us to move forward in our clinical trials. A formal re-submission of an amended protocol was filed with the FDA on March 9, 2006. We addressed additional protocol changes suggested by the FDA and filed a second re-submission July 20, 2006. Based on further suggestions by the FDA for protocol changes made on September 29, 2006, we filed a third re-submission in early February 2007. We received a clinical hold letter from the FDA on June 14, 2007, and met with the clinical hold oversight committee of the FDA on June 21, 2007, to discuss the status of our IND submission and the remaining clinical hold issues. The Company filed a fourth re-submission on July 6, 2007 as a Complete Response to Clinical Hold, which also covered the three remaining clinical hold issues. We do not anticipate instituting a second Phase I clinical study until such time as the FDA approves our protocol changes for the study. We remain committed to complete the human safety study of SMaRT Replacement Therapy™ in a manner that is satisfactory to the FDA. Should the FDA approve our re-submitted protocol, we estimate the cost in the second half of 2007 will be approximately $300,000 subject to available funding, with an additional $150,000 scheduled for the first quarter 2008, in order to complete the proposed clinical trial.

MU 1140™ (Mutacin 1140) is a highly potent bactericidal peptide that is produced by our strain of Streptococcus mutans. We developed a proprietary fermentation-based manufacturing process for MU

1140™ and are now refining the process so that sufficient quantities can be produced to allow us to conduct preclinical studies needed to enable the filing of an Investigational New Drug (IND) application. In parallel, we are working with our proprietary DPOLT™ synthetic chemistry technology to develop a more cost effective method for producing sufficient quantities of MU1140™ to complete large scale animal toxicity studies and provide clinical trail material for the proposed human studies that are part of our IND application to the FDA. During the second quarter of 2006, we completed two significant preclinical studies and demonstrated that MU 1140™ is effective in an animal infection model against Staphylococcus aureus, and is also effective in the laboratory against a number of clinically important Gram-positive bacteria that include Enterococcus faecalis, Streptococcus pneumoniae, Clostridium difficile and Listeria monocytogenes. If we are able to secure adequate funding, we plan to continue to perform preclinical testing including more detailed animal safety and efficacy studies using MU 1140™.

Probiora3™ (Probiotics) are live microorganisms that confer health benefits to the host when administered in adequate amounts; the use of yogurt containing live Lactobacillus cultures is an example of a probiotic application. We have identified three natural strains of oral bacteria that provide significant protection against the causative organisms of periodontal disease and dental caries. Probiotic treatments may be marketed as a cosmetic or as “health supplements” in certain geographic areas without the need for extensive regulatory oversight. We believe that with an appropriate partner, we may achieve commercialization of our probiotic product (Probiora3™) in these markets in first half of 2008. Two sets of subjects completed our Probiora3™ human study, and we believe the results confirmed that the product is safe for human use and demonstrated a substantial effect of Probiora3™ in reducing the levels of specific disease-causing bacteria in the mouths of young, healthy adult subjects. We are continuing our efforts to seek regional and international partners for market opportunities in the oral care and/or food and nutritional supplement industries to determine interest and deal structure preferences for the rights to the Probiora3™ technology.

IVIAT™ and CMAT™ are technologies that enable the simple, fast identification of novel and potentially important gene targets associated with the natural onset and progression of infections, cancers and other diseases in humans and other living organisms, including plants. These technologies offer the potential to generate and develop a number of product candidates for future out-licensing to corporate partners, particularly in the area of cancer and infectious diseases, as well as agricultural and other non-human uses. We filed for funding under SBIR grants with the National Institutes of Health and, if such funding becomes available, we will pursue additional research. On April 3, 2007 we were notified that the National Institute of Science and the National Cancer Institute has awarded a SBIR grant to support our research efforts to identify unique proteins that are expressed when normal, health bowel cells become cancerous. This six month NCI Phase I grant for approximately $100,000 started May 1, 2007 and will be completed October 31, 2007.

LPT3-04™ is a small molecule weight loss/management agent for which we filed a U.S. patent application on April 5, 2006 to protect our intellectual property rights to the agent and its analogs. As a natural substance, LPT3-04™ is orally available and we believe it has an excellent safety and tolerability profile. While we are optimistic about the future prospects for this small molecule, we are in mid to late discovery stage of this research and development project. There can be no assurance that a patent will be issued or that new technology will be successfully developed by us. Although we intend to continue our development efforts regarding this technology including undertaking a human study for safety and weight loss, we currently do not have sufficient capital resources to fully develop this technology. We are seeking a commercial partner that is actively involved in the weight loss/management market.

DPOLT™ (Differentially Protected Orthogonal Lantionine Technology) is a solid phase peptide synthesis platform technology that has broad application for the cost-effective manufacture of a number of commercially important bioactive peptides. Lantibiotics, including our lead antibiotic, MU1140™, are a potentially important class of antibiotics, and constitute a family of polycyclic peptides that are produced by bacteria, and are highly modified structurally. Many strains of medically important bacteria have become increasingly resistant to currently marketed antibiotics. Attempts to study lantibiotics for their potential usefulness as therapeutic agents have been hindered by difficulties in producing sufficiently pure material, in amounts adequate for preclinical testing. In July 2006, the Company was awarded a $100,000 SBIR (Small Business Innovation Research) grant from the National Science Foundation (NSF) to establish proof-of-principal for DPOLT™ and to eventually synthesize a number of novel lantibiotic analogs that may be effective in treating various infections, including ones caused by drug resistant bacteria. The SBIR grant funds have been fully utilized and the Company filed a Phase 2 SBIR grant application on July 31, 2007 with NSF for $500,000 to continue the development of this technology. There can be no assurance that the grant application will be approved and grant awarded to us. Longer term, we have identified approximately two dozen bioactive peptides that would represent candidates for analog synthesis by DPOLT™, for potentially improved stability or bioavailability. We filed a U.S. patent application in May 2006, covering the DPOLT™ technology.

Business Objectives and Milestones

The specific goal of our business is to successfully develop, clinically test and obtain FDA approval for sales of healthcare products based on our wholly owned or exclusively licensed, proprietary technologies. Our strategy is to develop novel technologies through human proof-of-concept studies (Phase II clinical trials) prior to partnering with major pharmaceutical, biotechnology or health care product firms for advanced clinical development and commercialization. Upon successful completion of proof-of-concept studies, we intend to consider licensing our proprietary technologies to one or more strategic partners that would be responsible for advanced clinical development, completing the U.S. Food and Drug Administration’s approval process, and manufacturing and marketing our products. In order to accomplish these objectives, we must obtain additional capital and take the following actions:

SMaRT Replacement Therapy™

•	Initiate second Phase I clinical safety trial.

MU 1140™

•	Complete preclinical studies, including animal toxicity and efficacy, required for an investigational new drug application (IND) submission.

•	Submit an investigational new drug application to the FDA.

DPOLT™

•	Pursue proof-of-principle by chemically synthesizing a selected lantibiotic.

•	Pursue scale-up with MU1140™ for use in late-stage preclinical studies and in clinical trials.

Probiora3™

•	Partner with one or more oral care or food and nutritional supplement manufacturers or distributors.

LPT3-04™

•	Initiate human safety and effectiveness study.

•	Pursue partner for further development and commercialization.

IVIAT™

•	Validate gene markers for Mycobacteriam tuberculosis.

CMAT™

•	Complete proof-of-principle by identifying novel biomarkers in colorectal cancer model.

The above actions, individually and in the aggregate, are expected to be costly to undertake and complete and will require additional capital over and above what we currently have available to us. Our current available capital limits our ability to fully develop our technologies. We expect to allocate our limited capital resources to the development of our technologies while we continue to explore additional capital raising opportunities. There can be no assurances that such additional capital will be available to us. The time periods for the development of our technologies have been extended due to our insufficient capital position and could change in the future depending on the progress of our ability to negotiate a partnering arrangement, as well as our efforts to raise additional capital. We have a contractual obligation to pay a minimum royalty of $25,000 per quarter and spend or cause to be spent an aggregate of $1,000,000 per annum toward research, development and regulatory prosecution, in order to maintain our license with the University of Florida Research Foundation, Inc. for our SMaRT Replacement Therapy™ and MU 1140™ technologies. If we are unable to make the minimum royalty payments, our license could be terminated which will substantially diminish the value of our company.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect reported amounts and related disclosures. We consider an accounting estimate to be critical if it requires assumptions to be made that were uncertain at the time the estimate was made; and changes in the estimate or different estimates that could have been made could have a material impact on our results of operations or financial condition. Our financial statements do not include any significant estimates that would have a material impact on our results of operations or financial condition.

New Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 was adopted by the Company effective January 1, 2007. Initial analyses indicate that the adoption of this statement will not likely have a material effect on the Company’s future reported financial position or results of operations. As a result of the implementation of FIN 48, the Company did not recognize a change in its tax liabilities or assets as of June 30, 2007.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to clarify the definition of fair value, establish a framework for measuring fair value and expand the disclosures on fair value measurements. The provisions of SFAS 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

Results of Operations

Three Months Ended June 30, 2007 and 2006

We had $26,673 in revenues associated with an NIH/NCI CMAT™ grant in the three months ended June 30, 2007 compared with no revenues in the same period in 2006. Our second quarter operating expenses continue to decrease by 22.3% to $622,965 in the three months ended June 30, 2007 from $801,831 in the same period in 2006. Research and development (R&D) expenses decreased 19.5% to $401,353 in the three months ended June 30, 2007 from $498,950 in the same period in 2006, reflected mostly by our reduction in clinical trials expense approximately $99,195, the decreased use of outside consultants for research and development and contract manufacturing totaling approximately $17,349, and a decrease in stock option expense of approximately $27,275. Our R&D expenses that increased were mainly from salaries of approximately $26,653 and from an increase in rent, lab supplies, and equipment maintenance by approximately $7,043.

General and administration (G&A) expenses decreased 26.8% to $221,612 in the three months ended June 30, 2007 from $302,881 in the same period in 2006, reflecting the reduction in our staffing and the use of outside consultants approximately $41,299, the decrease in stock option expense of approximately $9,691, and the reduction of legal and accounting expenses and general office expense of approximately $14,106. In addition, our Board of Directors fees were reduced by approximately $16,350 since we granted stock options in lieu of Board fees as of September 2006.

Net interest income decreased 10.8% to $4,567 in the three months ended June 30, 2007 from $5,118 during the same period in 2006, reflecting the lower amount of cash available during this quarterly period in 2007. We had no interest expense in 2007 compared to an interest expense of $214 in the first three months of 2006 that was a carryover from a note payable that was repaid in December 2005.

We incurred net losses of $591,725 and $796,713 during the three months ended June 30, 2007 and 2006, respectively. The decrease in our net loss of $204,988 was principally caused by the reduction in expense for clinical trails, staffing and associated expenses totaling approximately $148,700, the reduction of stock option expenses due to forfeitures of approximately $36,966 and reductions in BOD fees of approximately $16,350. The only expenses that increased from the same quarter in 2006 were legal and patent, rent expense, and lab salaries and their associated expenses, approximately $42,360.

Six Months Ended June 30, 2007 and 2006

We had $59,761 in revenues associated with two grants, NSF SBIR and NIH/NCI, the six months ended June 30, 2007 compared with no revenues in the same period in 2006. Our operating expenses decreased 27.3% to $1,211,701 in the six months ended June 30, 2007 from $1,666,962 in the same period in 2006. Research and development expenses decreased 22.7% to $772,276 in the six months ended June 30, 2007 from $999,235 in the same period in 2006. The decrease was caused by the reduction in staffing and travel expenses ($18,583), the decreased use of outside consultants and contract manufacturing ($134,912), legal and patent expense ($17,240) and the decrease in stock option expense ($68,268). The decreases were offset by the small increase in lab expense, equipment maintenance and rent ($13,572).

General and administration expenses decreased by 34.2% to $439,425 in the six months ended June 30, 2007 from $667,727 in the same period in 2006. The decrease is reflected the reduction of staff and their associated expenses ($156,650), stock option expense ($32,814), the reduction of legal and accounting costs ($26,983), and the reduction of Board fees of approximately $27,707. The main expense that increased was the fee paid to an outside consultant for advisory service ($17,319).

Net interest income increased 3.8% to $14,393 in the six months ended June 30, 2007 from $13,860 during the same period in 2006. There was no interest expense in the first six months of 2007, as compared to $855 in the same period in 2006. Interest expense in 2006 related to financing of insurance premiums.

We incurred net losses of $1,137,547 and $1,653,102 during the six months ended June 30, 2007 and 2006. The decrease in our net loss of approximately $591,726 was principally caused by the decrease in personnel and the associated cost, decrease in clinical trial expense, legal, patent and accounting expenses, BOD fees, and in the decrease in stock option expenses. The main expense that increased was for lab and equipment maintenance expenses and rent.

Liquidity and Capital Resources

Our operating activities used cash of $1,004,487 for the six months ended June 30, 2007 and $1,330,230 for the six months ended June 30, 2006. Our working capital was $1,740 as of June 30, 2007. Cash used by operations in the six months ended June 30, 2007 resulted primarily from our net loss from operations of $1,137,547.

There was a decrease in cash ($6,079) provided by our investing activities for the six months ended June 30, 2007 for equipment compared to the sale of equipment ($3,460) in this same period of 2006. We do not anticipate any significant spending on additional property and equipment during the remainder of 2007.

Our financing activities for the six months ending June 30, 2007 provided net cash of $454,757 which consists of $478,500 in gross proceeds from the exercise of 797,500 warrant shares at $0.60 per share, partially offset by financing costs.

During the remainder of 2007, provided additional financing is obtained, we expect to spend approximately $900,000 to maintain normal research and development operations, approximately $150,000 to perform studies on LPT3-04™ and MU 1140™ and approximately $300,000 to continue our Phase I SMaRT Replacement Therapy clinical trial.

Our business is based on commercializing entirely new and unique technologies, and our current business plan contains a variety of assumptions and expectations that are subject to uncertainty, including assumptions and expectations about manufacturing capabilities, clinical testing cost and pricing, continuing technological improvements, strategic licensing relationships and other relevant matters. These assumptions take into account recent financings, as well as expected but currently unidentified additional financings. We have experienced losses from operations during the last three fiscal years and have an accumulated deficit of $12,796,627 as of June 30, 2007. Cash used in operations for the first six months of 2007 was $1,004,487. By June 30, 2007, our principal source of liquidity was $151,469 of cash and cash equivalents. These operating results occurred while developing and attempting to commercialize and manufacture products from entirely new and unique technologies. Our business plan requires significant spending related primarily to clinical testing expenditures, as well as conducting basic research. These factors place a significant strain on our limited financial resources and adversely affect our ability to continue as a going concern. Our ultimate success depends on our ability to continue to raise capital for our operations.

Because of our limited available financial resources, we have continued to adopt several approaches to reduce expenditures by reducing our matching contributions for the employee retirement plan, appreciably reducing travel and other operating costs, decreasing the use of outside consultants and delaying the production of additional supplies of our SMaRT Replacement Therapy™ technology to be used in later clinical studies. As of June 30, 2007, salary payments of $26,250 each to Jeffrey D. Hillman, our Chief Scientific Officer, and Robert T. Zahradnik, our President and Chief Executive Officer and 2005 and 2006 fees of $34,000 to the Board of Directors and Audit Committee have been deferred. These salary payments and meeting fees were agreed to be deferred until such time as we obtain sufficient funding that payment can be made. There is no time period on the payment of the deferred amounts concerning our officers and directors. As of June 30, 2007, per our oral agreement with our former chief executive officer, we have concluded all payments for his deferred severance salary of $180,000. The deferrals of payments to our current officers and directors, do not reduce our expenses, but serve to preserve our limited cash resources to the extent necessary to maintain our operations.

On August 7, 2007, our Securities Purchase Agreement with accredited investors, including our new director, Dr. Ronald P. Evens, became binding and we closed on $1,171,591 in equity based financing. We issued a total of 4,600,000 shares of restricted common stock in the private placement. The shares were sold to accredited investors at $0.25 per share, except that per AMEX requirements, Dr. Evens acquired his shares at $0.44 per share, which was the closing share price on August 7, 2007. Each participating investor, including Dr. Evens, also received warrants to purchase shares of common stock at the price of $0.58 per share. One warrant was issued for each share of common stock issued for a total of up to 4,600,000 shares that may be acquired upon exercise of the warrants. The warrants become exercisable in six months and expire after one year from the date of issuance. The private placement offering and sale of the common stock and warrants was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Ace of 1933 as a transaction by the issuer not involving a public offering. We intend to use the net proceeds of the private placement, including any proceeds from exercise of the warrants, for working capital and general corporate purposes. While management is encouraged by the aforementioned financing, the proceeds are insufficient, alone, to regain final compliance with AMEX listing requirements. We have until October 27, 2008 to regain AMEX compliance but there can be no assurance that we will be able to do so.

Our capital requirements for the remainder of 2007 will depend on numerous factors, including the release from clinical hold for our SMaRT technology and the level of progress made with our MU1140™ preclinical studies, and the success of our research and development, the resources we devote to develop and support our technologies and the success of pursuing strategic licensing and funded product development relationships with external partners. Subject to our ability to raise additional capital, we expect to need to incur substantial expenditures to further develop each of our technologies including continued increases in costs related to research, preclinical testing and clinical studies, as well as significant costs associated with being a public company. Our working capital at June 30, 2007 together with the net proceeds from the above referenced equity financing, is not adequate to meet our business objectives as presently structured. We will require substantial funds to conduct research and development and preclinical and Phase I clinical testing of our licensed, patented technologies and to develop sublicensing relationships for the Phase II and III clinical testing and manufacture and marketing of any products that are approved for commercial sale. We recognize that we must generate additional capital resources to enable us to continue as a going concern. Our plans include seeking financing, alliances or other partnership agreements with entities interested in our technologies, or other business transactions that would generate sufficient resources to assure continuation of our operations and research and development programs.

Our future success depends on our ability to continue to raise capital and ultimately generate revenue and attain profitability. We cannot be certain that additional capital, whether through selling additional debt or equity securities or obtaining a line of credit or other loan, will be available to us or, if available, will be on terms acceptable to us. If we issue additional securities to raise funds, these securities may have rights, preferences, or privileges senior to those of our common stock, and our current stockholders may experience substantial dilution.

To date, we have not obtained financing sufficient to fully support our plans going forward. Until such time as additional financing for our operations is obtained, we expect to continue to need to curtail our spending. While we continue to focus on completing the Phase I clinical trial for our SMaRT Replacement Therapy™ technology, conducting additional preclinical studies for our MU 1140™ antibiotic technology and LPT3-04™ weight loss agent, and developing strategic partners for Probiora3™ and LPT3-04™, we do not have sufficient capital resources to adequately pursue or complete these projects. To the extent we were to receive financing, as we move into more advanced stages concerning our products and their testing our monthly budget and of cash usage rate is likely to increase accordingly. Our available working capital at June 30, 2007 is $1,740, and together with the net proceeds from our August 7, 2007 financing described above, is sufficient to enable us to continue to operate through the fourth quarter of 2007. While we believe further additional capital may become available based upon the NSF SBIR and NIH/NCI grants and from exercises of outstanding warrants, there can be no assurance of the same. In the event adequate capital is not raised we would likely need to cease all operations until we are able to raise additional capital. Thereafter, without sufficient capital to fund our operations, we will be unable to continue as a going concern and will have to cease operations.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision in our securities. These risk factors are effective as of the date of this Form 10-QSB and shall be deemed to be modified or superseded to the extent that a statement contained in our future filings incorporated herein by reference modifies or replaces such statement. All of these risks may impair our business operations. The forward-looking statements in this Form 10-QSB and in the documents incorporated herein by reference involve risks and uncertainties and actual results may differ materially from the results we discuss in the forward-looking statements. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our stock could decline, and you may lose all or part of your investment.

Risks Associated with Our Company

We continue to require additional financing to operate past the remainder of the year

We do not have sufficient capital to sustain our operations beyond the fourth quarter of 2007 and we will require additional financing as soon as possible. If we are not able to raise additional capital, among other things:

•	We will need to cease operations and be unable to pursue further development of our technologies;

•	We will be unable to pursue patenting our small molecule weight loss agent and development of our technologies and products;

•	We will have to lay-off our personnel;

•	We could be unable to continue to make public filings;

•	We will be de-listed from the American Stock Exchange; and

•	Our licenses for our SMaRT Replacement Therapy™ technology and MU 1140™ technology could be terminated which would significantly harm our business.

At June 30, 2007 and December 31, 2006, we had working capital of approximately $1,740 and $453,576, respectively. The independent registered public accounting firm’s report as of and for the year ended December 31, 2006, includes an explanatory paragraph to their audit opinion stating that our recurring losses from operations and limited working capital raise substantial doubt about our ability to continue as a going concern. We have an operating cash flow deficit of $1,004,487 for the six months ended June 30, 2007 and have sustained operating cash flow deficit of $2,224,538 in 2006.

We have a limited operating history with significant losses and expect losses to continue for the foreseeable future.

We have yet to establish any history of profitable operations. Our limited revenues to date have not been related to the commercialization or licensing of our products and have not been sufficient to sustain our operations. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of our SMaRT Replacement Therapy™, Probiora3™, MU 1140™, LPT3-04™ and other technologies we either license or own. No assurances can be given when this will occur or that we will ever be profitable.

Our ability to obtain additional financing from Fusion Capital is subject to certain conditions and limitations which could cause us to be unable to obtain such additional financing.

The extent we are able to rely on our stock purchase agreement with Fusion Capital as a source of funding will depend on a number of factors, conditions and limitations beyond our control including, the prevailing market price of our common stock. Specifically, Fusion Capital shall not have the right nor the obligation to purchase any shares of our common stock on any trading days that the market price of our common stock is less than $0.75. Our stock price has traded below $0.75 for the majority of second quarter. If financing from Fusion Capital were to prove unavailable or prohibitively dilutive and if we are unable to commercialize and sell products resulting from the development of our technologies, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we are able to access the full $9.0 million under the common stock purchase agreement with Fusion Capital, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences would be a material adverse effect on our business, operating results, financial condition and prospects.

We only have the right to receive $15,000 per trading day under the agreement with Fusion Capital unless our stock price equals or exceeds $2.20 in which case the daily amount may be increased under certain conditions as the price of our common stock increases. Fusion Capital shall not have the right nor the obligation to purchase any shares of our common stock on any trading days that the market price of our common stock is less than $0.75.

We have authorized the sale and issuance of up to 4,000,000 shares of our common stock to Fusion Capital under the common stock purchase agreement. In the event that we decide to issue more than approximately 2,900,000 shares, we would first be required to seek stockholder approval in order to be in compliance with American Stock Exchange rules. We have issued 315,421 shares to Fusion Capital as a commitment fee and 205,732 shares pursuant to the common stock purchase agreement and accordingly may issue up to 2,378,847 shares to Fusion Capital before we would be required to seek stockholder approval in order to be in compliance with American Stock Exchange rules.

We are required to maintain an effective registration statement in connection with the shares acquired by Fusion Capital pursuant to the stock purchase agreement. We currently need to file a post-effective amendment to the registration statement we previously filed covering the shares Fusion Capital may acquire from us. Until such time as the post-effective amendment to the registration statement is filed and declared effective, Fusion Capital is not obligated to purchase shares from us and while they have given us oral assurances that they will not terminate the stock purchase agreement, they may do so any time.

We must spend at least $1 million annually on development of our SMaRT Replacement Therapy™ and MU 1140™ technologies and $100,000 annually as minimum royalties under our license agreements with the University of Florida Research Foundation, Inc. We must also comply with certain other conditions of our licenses. If we do not, our licenses to these and other technologies may be terminated, and we may have to cease operations.

We hold our SMaRT Replacement Therapy™ and MU 1140™ technologies under licenses from the University of Florida Research Foundation, Inc. Under the terms of the licenses, we must spend at least $1 million per year on development of those technologies before the first commercial sale of products derived from those technologies. In addition, we must pay $25,000 per quarter as minimum royalties to the University of Florida Research Foundation, Inc. under our license agreements. The University of Florida Research Foundation, Inc. may terminate our licenses in respect of our SMaRT Replacement Therapy™ technology and our MU 1140™ technology if we breach our obligations to timely pay monies to it, submit development reports to it or commit any other breach of the covenants contained in the license agreements. There is no assurance that we will be able to comply with these conditions. If our license is terminated, our investment in development of our SMaRT Replacement Therapy™ and MU 1140™ technologies will become valueless and we may have to cease operations.

Until commercial sales of any developed products take place, we will not be earning revenues from the sale of products and will, therefore, have to raise the money we must spend on development of our technologies by other means, such as the sale of our common stock. There is no assurance we will be able to raise the financing necessary to meet our obligations under our licenses. If we cannot, we may lose our licenses to these technologies and have to cease operations.

If we are unable to maintain regulatory clearance or obtain approval for our technologies, we will be unable to generate revenues and may have to cease operations.

Only our SMaRT Replacement Therapy™ technology has been granted clearance to begin Phase 1 human clinical trials by the FDA. Clinical trials on our SMaRT Replacement Therapy™ are expected to take several years to fully complete. Our other drug technologies have not been cleared for testing in humans. Our drug technologies have not been cleared for marketing by the FDA or foreign regulatory authorities and they will not be able to be commercially distributed in the United States or any international markets until such clearances are obtained. Before regulatory approvals can be obtained, our drug technologies will be subject to extensive preclinical and clinical testing. These processes are lengthy and expensive. We cannot assure that such trials will demonstrate the safety or effectiveness of our drug technologies. There is a possibility that our drug technologies may be found to be unsafe or ineffective or otherwise fail to satisfy regulatory requirements. If we are unable to resolve the FDA’s concerns, we will not be able to proceed further to obtain regulatory approval for that technology. If we fail to maintain regulatory clearance for our SMaRT Replacement Therapy™ or fail to obtain FDA clearance for our other drug technologies, we may have to cease operations.

Our product candidates are in the early development stage, and may not be effective at a level sufficient to support a profitable business venture. If they are not, we will be unable to create marketable products, and we may have to cease operations.

All of our product candidates are in the early development stage. Although we have current data which indicates the promise of the concept of our SMaRT Replacement Therapy™, Probiora3™, MU 1140™ and LPT3-04™ technologies, we can offer you no assurance that the technologies will be effective at a level sufficient to support a profitable business venture. If they are not, we will be unable to create marketable products, we will not generate revenues from our operations, and we may have to cease operations. The science on which our SMaRT Replacement Therapy™, Probiora3™, MU 1140™ and LPT3-04™ technologies are based may also fail due to flaws or inaccuracies on which the data are based, or because the data are totally or partially incorrect, or not predictive of future results. If our science proves to be flawed, incorrect or otherwise fails, we will not be able to create a marketable product or generate revenues and we may have to cease operations.

The success of our research and development activities is uncertain. If they do not succeed, we will be unable to generate revenues from our operations and we will have to cease doing business.

We intend to continue with research and development of our technologies for the purpose of licensing these technologies to third parties for obtaining regulatory approval to manufacture and market them. Research and development activities, by their nature, preclude definitive statements as to the time required and costs involved in reaching certain objectives. Actual costs may exceed the amounts we have budgeted and actual time may exceed our expectations. If research and development requires more funding than we anticipate, then we may have to reduce technological development efforts or seek additional financing. There can be no assurance that we will be able to secure any necessary additional financing or that such financing would be available on favorable terms. Additional financings could result in substantial dilution to existing stockholders. We anticipate, subject to available funding, that we will remain engaged in research and development for a considerable period of time, and there can be no assurance that we will be able to generate adequate funding or revenue from operations to do so.

Each of the technologies we are developing toward the goal of eventual commercialization will face various forms of competition from other products in the marketplace.

The pharmaceutical and biotechnology industries are characterized by intense competition, rapid product development and technological change. Most of the competition that the products developed from our technologies will face will come from companies that are large, well established and have greater financial, marketing, sales and technological resources than we have. Commercial success of our technologies will depend on our ability and the ability of our sub licensees to compete effectively in product development areas such as, but not limited to, drug safety, efficacy, ease of use, patient or customer compliance, price, marketing and distribution. There can be no assurance that competitors will not succeed in developing products that are more effective than the products developed from our technologies or that would render our products obsolete and non-competitive.

We rely on the significant experience and specialized expertise of our senior management and must retain and attract qualified scientists and other highly skilled personnel in a highly competitive job environment to maintain and grow our business.

Our performance is substantially dependent on the continued services and on the performance of our senior management and our team of research scientists, who have many years of experience and specialized expertise in our business. Our performance also depends on our ability to retain and motivate our other key employees. The loss of the services of our Chief Executive Officer, Robert T. Zahradnik and our Chief Scientific Officer, Dr. Jeffrey D. Hillman, and any of our senior researchers could harm our ability to develop and commercialize our technologies. We have no “key man” life insurance policies. We have an employment agreement with Dr. Hillman, which automatically renews for one-year terms unless 90 days written notice is given by either party.

Our future success also depends on our ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial and research personnel. If we fail to attract, integrate and retain the necessary personnel, our ability to maintain and build our business could suffer significantly.

It is possible that our SMaRT Replacement Therapy™ technology will be less effective in humans than it has been shown to be in animals. It is possible our MU 1140™ (Mutacin 1140) technology will be shown to be ineffective or harmful in humans. If any of these technologies are shown to be ineffective or harmful in humans, we will be unable to generate revenues from them, and we may have to cease operations.

To date the testing of our SMaRT Replacement Therapy™ technology has been undertaken solely in animals and a limited number of humans. Studies have proven our genetically altered strain of S. mutans to be effective in preventing tooth decay in animals. It is possible that our strain of S. mutans will be shown to be less effective in preventing tooth decay in humans in clinical trials. If our SMaRT Replacement Therapy™ technology is shown to be ineffective in preventing tooth decay in humans, we will be unable to commercialize and generate revenues from this technology. To date the testing of the antibiotic substance, Mutacin 1140 (MU 1140™) has been undertaken solely in the laboratory and in animals. We have not yet conducted human studies of Mutacin 1140. It is possible that when these studies are conducted, they will show that Mutacin 1140 is ineffective or harmful. If Mutacin 1140 is shown to be ineffective or harmful, we will be unable to commercialize it and generate revenues from sales of Mutacin 1140. If we are unable to generate revenues from our technologies, we may have to cease operations.

It is possible we will be unable to find a method to produce Mutacin 1140 in large-scale commercial quantities. If we cannot, we will be unable to generate revenues from product sales, and we may have to cease operations.

Our antibiotic technology, Mutacin 1140, is a substance produced by our genetically altered strain of S. mutans. To date, it has been produced only in laboratory cultures. In March 2005 we successfully developed a fermentation-based methodology for manufacturing Mutacin 1140 in quantities sufficient to undertake the preclinical studies necessary to prepare an Investigational New Drug (IND) application to the FDA. We believe we may be able to optimize this methodology to allow large-scale commercial production of the antibiotic. However, this methodology may not be feasible for cost effective, large-scale manufacture of the Mutacin 1140 antibiotic. We are also attempting to develop our proprietary DPOLT™ synthetic chemistry technology in order to evaluate the possibility of making large-scale batches of MU1140™ using this process. However, if we are not able to optimize either of these methodologies, we will be unable to generate revenues from this technology and we may have to cease operations.

If clinical trials for our product candidates are unsuccessful or delayed, we will be unable to meet our anticipated development and commercialization timelines, which could cause our stock price to decline and we may have to cease operations.

Before obtaining regulatory approvals for the commercial sale of any drug products, we must demonstrate through preclinical testing and clinical trials that our products are safe and effective for use in humans. Conducting clinical trials is a lengthy, time-consuming and expensive process.

Completion of clinical trials may take several years. Commencement and rate of completion of clinical trials may be delayed by many factors, including:

•	lack of efficacy during the clinical trials;

•	unforeseen safety issues;

•	slower than expected patient recruitment; and

•	government or regulatory delays.

Results from preclinical testing and early clinical trials are often not predictive of results obtained in later clinical trials. A number of new products have shown promising results in clinical trials, but subsequently failed to establish sufficient safety and efficacy data to obtain necessary regulatory approvals. Data obtained from preclinical and clinical activities are susceptible to varying interpretations, which may delay, limit or prevent regulatory approval. In addition, regulatory delays or rejections may be encountered as a result of many factors, including perceived defects in the design of the clinical trials and changes in regulatory policy during the period of product development. Any delays in, or termination of, our clinical trials will materially and adversely affect our development and commercialization timelines, which would adversely affect our business and cause our stock price to decline and may cause us to cease operations.

We intend to consider relying on third parties to pay the majority of costs relating to regulatory approvals necessary to manufacture and sell products using our technologies. If we are unable to obtain agreements with third parties to fund such costs, we will have to fund the costs ourselves. We may be unable to do so, and if we are not, we may have to cease operations.

We intend to consider sublicensing our technologies to strategic partners prior to commercialization. If we do so, our sub-licensees will pay the costs of any remaining clinical trials, and manufacturing and marketing of our technologies. If we are unable to sublicense our technologies, we will have to pay for the costs of Phase II and III trials and new drug applications to the FDA ourselves. We would also have to set up our own manufacturing facilities and find our own distribution channels. This would greatly increase our future capital requirements and we cannot be assured we would be able to obtain the necessary financing. If we cannot obtain financing, we may have to cease operations.

If our expected collaborative partnerships do not materialize or fail to perform as expected, we will be unable to develop our products as anticipated.

We expect to enter into collaborative arrangements with third parties to develop certain products by sublicensing our technologies to strategic partners. We cannot assure you that we will be able to enter into these collaborations or that, if entered, they will produce successful products. If we fail to maintain our existing collaborative arrangements or fail to enter into additional collaborative arrangements, the number of products from which we could receive future revenues would decline.

Our dependence on collaborative arrangements with third parties subjects us to a number of risks. These collaborative arrangements may not be on terms favorable to us. Agreements with collaborative partners typically allow partners significant discretion in electing whether or not to pursue any of the planned activities. We cannot control the amount and timing of resources our collaborative partners may devote to products based on the collaboration, and our partners may choose to pursue alternative products. Our partners may not perform their obligations as expected. Business combinations or significant changes in a collaborative partner’s business strategy may adversely affect a partner’s willingness or ability to complete its obligations under the arrangement. Moreover, we could become involved in disputes with our partners, which could lead to delays or termination of the collaborations and time-consuming and expensive litigation or arbitration. Even if we fulfill our obligations under a collaborative agreement, our partner can terminate the agreement under certain circumstances. If any collaborative partner were to terminate or breach our agreement with it, or otherwise fail to complete its obligations in a timely manner, our chances of successfully commercializing products would be materially and adversely affected.

If our intellectual property rights do not adequately protect our products or technologies, or if third parties claim we are infringing their intellectual property rights, others could compete against us more directly or we could suffer significant litigation. Such results could prevent us from marketing our products and hurt our profitability.

Our success depends in part on our ability to obtain patents or rights to patents, protect trade secrets, operate without infringing upon the proprietary rights of others, and prevent others from infringing on our patents, trademarks and other intellectual property rights. We will be able to protect our intellectual property from unauthorized use by third parties only to the extent that it is covered by valid and enforceable patents, trademarks and licenses. Patent protection generally involves complex legal and factual questions and, therefore, enforceability of patent rights cannot be predicted with certainty. Patents, if issued, may be challenged, invalidated or circumvented. Thus, any patents that we own or license from others may not provide adequate protection against competitors. In addition, any future patent applications may fail to result in patents being issued. Also, those patents that are issued may not provide us with adequate proprietary protection or competitive advantages against competitors with similar technologies. Moreover, the laws of certain foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States.

In addition to patents and trademarks, we rely on trade secrets and proprietary know-how. We seek protection of these rights, in part, through confidentiality and proprietary information agreements. These agreements may not provide meaningful protection or adequate remedies for violation of our rights in the event of unauthorized use or disclosure of confidential and proprietary information. Failure to protect our proprietary rights could seriously impair our competitive position.

In the event of an infringement or violation, we may face litigation and may be prevented from pursuing product development or commercialization. We may receive in the future, notice of claims of infringement of other parties’ proprietary rights. Infringement or other claims could be asserted or prosecuted against us in the future and it is possible that past or future assertions or prosecutions could harm our business. We received notification from Celunol (formerly B.C. International Corporation) on July 29, 2002 that a gene utilized in our licensed, patented strain of S. mutans infringes a patent which it holds under a license. On September 17, 2006, Celunol notified Oragenics regarding the possibility of sublicenses to date. As of this date, no further communication has been received from Celunol. Their notification did not state that they intended to pursue legal remedies. Our management does not believe the gene in question infringes that patent. We have sent them correspondence setting out our position. If necessary, we would need to be prepared to assert our rights vigorously with respect to such matter, which we may not be able to do without sufficient funding. If litigation should ensue and we are unsuccessful in that litigation, we could be enjoined for a period of time from marketing products which infringe any valid patent rights held or licensed by Celunol and/or we could owe substantial damages.

We are subject to substantial government regulation, which could materially adversely affect our business.

The production and marketing of products which may be developed from our technologies and our ongoing research and development, preclinical testing and clinical trial activities are subject to extensive regulation and review by numerous governmental authorities. Most of the technologies we are developing must undergo rigorous preclinical and clinical testing and an extensive regulatory approval process before they can be marketed. This process makes it longer, harder and more costly to bring products which may be developed from our technologies to market, and we cannot guarantee that any of such products will be approved. The pre-marketing approval process can be particularly expensive, uncertain and lengthy, and a number of products for which FDA approval has been sought by other companies have never been approved for marketing. In addition to testing and approval procedures, extensive regulations also govern marketing, manufacturing, distribution, labeling, and record-keeping procedures. If we do not comply with applicable regulatory requirements, such violations could result in warning letters, non-approval, suspensions of regulatory approvals, civil penalties and criminal fines, product seizures and recalls, operating restrictions, injunctions, and criminal prosecution.

Delays in or rejection of FDA or other government entity approval of our technologies may also adversely affect our business. Such delays or rejection may be encountered due to, among other reasons, government or regulatory delays, lack of efficacy during clinical trials, unforeseen safety issues, slower than expected rate of patient recruitment for clinical trials, inability to follow patients after treatment in clinical trials, inconsistencies between early clinical trial results and results obtained in later clinical trials, varying interpretations of data generated by clinical trials, or changes in regulatory policy during the period of product development in the United States. In the United States more stringent FDA oversight in product clearance and enforcement activities could result in our experiencing longer approval cycles, more uncertainty, greater risk, and higher expenses. Even if regulatory approval of a product is granted, this approval may entail limitations on uses for which the product may be labeled and promoted. It is possible, for example, that we may not receive FDA approval to market products based on our licensed, patented technologies for broader or different applications or to market updated products that represent extensions of our basic technologies. In addition, we may not receive FDA approval to export our products based on our licensed, patented technologies in the future, and countries to which products are to be exported may not approve them for import.

Any manufacturing facilities would also be subject to continual review and inspection. The FDA has stated publicly that compliance with manufacturing regulations will be scrutinized more strictly. A governmental authority may challenge our compliance with applicable federal, state and foreign regulations. In addition, any discovery of previously unknown problems with one of our products or facilities may result in restrictions on the product or the facility, including withdrawal of the product from the market or other enforcement actions.

From time to time, legislative or regulatory proposals are introduced that could alter the review and approval process relating to our technologies. It is possible that the FDA will issue additional regulations further restricting the sale of our proposed products. Any change in legislation or regulations that govern the review and approval process relating to our future technologies could make it more difficult and costly to obtain approval for new products based on our technologies, or to produce, market, and distribute such products if approved.

We can offer you no assurance the government and the public will accept our licensed patented technologies. If they do not, we will be unable to generate sufficient revenues from our technologies, which may cause us to cease operations.

The commercial success of our SMaRT Replacement Therapy™, Probiora3™, MU 1140™, LPT3-04™ and other technologies will depend in part on government and public acceptance of their production, distribution and use. Biotechnology has enjoyed and continues to enjoy substantial support from the scientific community, regulatory agencies and many governmental officials in the United States and around the world. Future scientific developments, media coverage and political events may diminish such support. Public attitudes may be influenced by claims that health products based on biotechnology are unsafe for consumption or pose unknown risks to the environment or to traditional social or economic practices. Securing governmental approvals for, and consumer confidence in, such products poses numerous challenges, particularly outside the United States. The market success of technologies developed through biotechnology such as ours could be delayed or impaired in certain geographical areas because of such factors. Products based on our technologies may compete with a number of traditional dental therapies and drugs manufactured and marketed by major pharmaceutical companies and other biotechnology companies. Market acceptance of products based on our technologies will depend on a number of factors including potential advantage over alternative treatment methods. We can offer you no assurance that dentists, physicians, patients or the medical and dental communities in general will accept and utilize products developed from our technologies. If they do not, we may be unable to generate sufficient revenues from our technologies, which may cause us to have to cease operations.

We may be exposed to product liability claims if products based on our technologies are marketed and sold. Because our liability insurance coverage will have limitations, if a judgment is rendered against us in excess of the amount of our coverage, we may have to cease operations.

Because we are testing new technologies, and will be involved either directly or indirectly in the manufacturing and distribution of the technologies, we are exposed to the financial risk of liability claims in the event that the use of the technologies results in personal injury or death. There can be no assurance that we will not experience losses due to product liability claims in the future, or that adequate insurance will be available in sufficient amounts, at an acceptable cost, or at all. A product liability claim, product recall or other claim, or claims for uninsured liabilities or in excess of insured liabilities, may have a material adverse effect on our business, financial condition and results of operations. Although we currently carry $2,000,000 in general liability insurance, such insurance may not be sufficient to cover any potential liability. We could be sued for a large sum of money and held liable in excess of our liability coverage. If we cannot pay the judgment, we may have to cease operations.

There is uncertainty relating to favorable third-party reimbursement in the United States. If we are not able to obtain third party reimbursement for products based on our technologies, it could limit our revenue.

In the United States, success in obtaining payment for a new product from third parties such as insurers depends greatly on the ability to present data which demonstrate positive outcomes and reduced utilization of other products or services as well as cost data which show that treatment costs using the new product are equal to or less than what is currently covered for other products. If we are unable to obtain favorable third party reimbursement and patients are unwilling or unable to pay for our products out-of-pocket, it could limit our revenue and harm our business.

We have limited resources which exposes us to potential risks resulting from new internal control requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

We are evaluating our internal controls in order to allow management to report on, and our independent registered public accounting firm to attest to, our internal controls, as required by Section 404 of the Sarbanes-Oxley Act of 2002. We may encounter unexpected delays in implementing the requirements relating to internal controls, therefore, we cannot be certain about the timing of completion of our evaluation, testing and remediation actions or the impact that these activities will have on our operations. We also expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We are a small company with limited resources that will make it difficult for us to comply with the requirements of Section 404 in a timely fashion. If we are not able to comply with the requirements set forth in Section 404, we might be subject to sanctions or investigation by regulatory authorities or delisted. Any such action could adversely affect our business and financial results. The requirement to comply with Section 404 of the Sarbanes-Oxley Act of 2002 will be adhered to by December 31, 2007.

In addition, in our system of internal controls we may rely on the internal controls of third parties such as payroll service providers. In our evaluation of our internal controls, we will consider the implication of our reliance on the internal controls of third parties. Until we have completed our evaluation, we are unable to determine the extent of our reliance on those controls, the extent and nature of the testing of those controls, and remediation actions necessary where that reliance cannot be adequately evaluated and tested.

Risk Factors Relating to our Common Stock

We may be unable to maintain the listing of our common stock on the American Stock Exchange and that would make it more difficult for stockholders to dispose of their common stock.

Our common stock is listed on the American Stock Exchange. We cannot guarantee that it will always be listed. The American Stock Exchange rules for continual listing include minimum market capitalization and other requirements, which we may not meet in the future, particularly if the price of our common stock declines or we are unable to raise additional capital to continue operations.

On April 25, 2007 we received notification from the American Stock Exchange (“AMEX”) that we were not in compliance with AMEX’s continued listing requirements because our shareholders’ equity is less than $2,000,000 and we have experienced losses from continuing operations and/or net losses in two of our most recent fiscal years. On May 1, 2007, we notified AMEX that as a result of the resignation of our independent director, Mr. George Hawes, from our Board of Directors, we were aware that we were no longer in compliance with certain of the AMEX’s continued listing standards for Small Business Issuers regarding having at least fifty percent of its Board be comprised of independent directors and maintaining an audit committee of at least two independent directors. On May 3, 2007 we received a Warning Letter from AMEX regarding the aforementioned noncompliance. We submitted a plan on May 24, 2007 to AMEX for regaining compliance with all of the continued listing standards, which included a newly appointed director to the Company’s Board.

On June 15, 2007, Dr. Ron Evens was appointed to the Company’s Board of Directors. Our Board of Directors currently consists of four members of which two are independent. On July 2, 2007, AMEX notified the Company that it had completed its review and has determined that the Company’s compliance plan makes a reasonable demonstration of the Company’s ability to regain compliance with the continued listing standards by the end of the plan period, October 27, 2008 and is therefore continuing the Company’s listing pursuant to an extension. The proceeds from our recent August 7, 2007 financing are insufficient, alone, to regain final compliance with AMEX listing requirement. We have until October 27, 2008 to regain AMEX compliance but there can be no assurance that we will be able to do so.

If our common stock is de-listed from the American Stock Exchange, trading in our common stock would be conducted, if at all, on the NASDAQ’s OTC Bulletin Board in the United States. This would make it more difficult for stockholders to dispose of their common stock and more difficult to obtain accurate quotations on our common stock. This could have an adverse effect on the price of our common stock.

The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Any sale of our common stock to Fusion Capital under its common stock purchase agreement with us will cause dilution and the sale of the shares of common stock acquired by Fusion Capital thereunder could cause the price of our common stock to decline.

We have entered into a stock purchase agreement with Fusion Capital to sell up to $9.0 million of our common stock to them. However, Fusion Capital neither has the right nor the obligation to purchase any shares of our common stock on any trading days that the market price of our common stock is less than $0.75. Our common stock price has traded below $0.75 for a significant amount of time since we entered into the stock purchase agreement with Fusion Capital which precludes the availability of funding from Fusion Capital under our agreement with them. The purchase price for the common stock to be sold to Fusion Capital pursuant to the common stock purchase agreement with Fusion Capital will fluctuate based on the price of our common stock. All shares acquired by Fusion Capital and resold pursuant to an effective registration statement covering such shares, will be freely tradable. Fusion Capital may sell none, some, or all of the shares of common stock purchased from us at any time. Depending upon market liquidity at the time, a sale of such shares at any given time could cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. If our stock price drops below $0.75 we will not be able to sell any shares of our common stock to Fusion Capital in which case our ability to acquire needed capital will be adversely affected and our business could be harmed.

Our stock price historically has been volatile and our stock’s trading volume has been low.

The market price of our common stock has been and is expected to continue to be highly volatile. Factors, including announcements of technological innovations by us or other companies, regulatory matters, new or existing products or procedures, concerns about our financial position, operating results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market price of our stock. In addition, potential dilutive effects of future sales of shares of common stock by us and by stockholders, including Fusion Capital, upon the exercise and subsequent sales of common stock acquired by the holders of warrants and options could have an adverse effect on the market price of our shares.

Although our common stock began trading on the American Stock Exchange under the symbol “ONI” on May 20, 2004, the trading price of our common stock has been, and may be, subject to wide fluctuations in response to a number of factors, many of which are beyond our control. These factors include:

•	quarter-to-quarter variations in our operating results;

•	the results of testing, technological innovations, or new commercial products by us or our competitors;

•	governmental regulations, rules, and orders;

•	general conditions in the healthcare, dentistry, or biotechnology industries;

•	comments and/or earnings estimates by securities analysts;

•	developments concerning patents or other intellectual property rights;

•	litigation or public concern about the safety of our products;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel;

•	release of escrow or other transfer restrictions on our outstanding shares of common stock or sales of additional shares of common stock;

•	potential litigation;

•	adverse announcements by our competitors; and

•	the additional sale of common stock by us in capital raising transactions.

Historically, the daily trading volume of our common stock has been relatively low. We cannot guarantee that an active public market for our common stock will be sustained or that the average trading volume will remain at present levels or increase. In addition, the stock market in general, has experienced significant price and volume fluctuations. Volatility in the market price for particular companies has often been unrelated or disproportionate to the operating performance of those companies. Broad market factors may seriously harm the market price of our common stock, regardless of our operating performance. In addition, securities class action litigation has often been initiated following periods of volatility in the market price of a company’s securities. A securities class action suit against us could result in substantial costs, potential liabilities, and the diversion of management’s attention and resources. Since our initial public offering in June 2003 and through June 2007 our stock price has fluctuated from $5.00 to $0.32 per share. To the extent our stock price fluctuates and/or remains low, it could impair our ability to raise capital through the offering of additional equity securities.

Future sales of our common stock may depress our stock price.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of common stock. As of June 30, 2007, there were 23,202,443 shares of our common stock outstanding, with another 1,577,500 shares of common stock issuable upon exercise of warrants to investors, 1,560,000 shares issuable upon exercise of options issued and an additional 1,440,000 shares available for issuance under our stock option plans. The issuance of 1,000,000 shares of our stock underlying these options is covered by an S-8 registration statement we filed with the SEC and may be resold into the market. The shares of common stock held in escrow pursuant to Canadian law and underwriter requirements in connection with our initial public offering pursuant to escrow agreements were released as of June 30, 2006 and the escrow arrangement was concluded in accordance with its terms. Released shares may be resold into the market under Rule 144. This could cause the market price of our common stock to drop significantly.

Forward-Looking Statements

This 10-QSB contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding, among other things, (a) our anticipated needs for working capital, (b) our future financing plans, (c) our strategies, (d) our projected sales and profitability, and (e) anticipated trends in our industry. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management’s Discussion and Analysis or Plan of Operation” and “Business,” as well as in this 10-QSB generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this 10-QSB generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

ITEM 3. CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

We have established and are currently maintaining disclosure controls and procedures for our Company designed to ensure that information required to be disclosed in our filings under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the required time periods specified in the SEC’s rules and forms. Our Chief Executive Officer and Chief Financial Officer conducted an evaluation of the effectiveness of the Company’s disclosure controls and procedures and have concluded that our disclosure controls and procedures are effective as of the end of the period covered by this report.

Changes in Internal Controls

We have also evaluated our internal controls over financial reporting, and there have been no changes in our internal controls over financial reporting during the period covered by this report that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting. As previously announced, Ms. Dotti Delfino assumed the position of Chief Financial Officer during the quarter replacing Dr. Zahradnik, who held the office on an interim basis.

PART II – OTHER INFORMATION

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

(a)	We issued the following restricted securities during the period covered by this report to the named individual pursuant to exemptions under the Securities Act of 1933 including Section 4(2):

In January 2007, we issued 762,500 shares of common stock to warrant holders in connection with our December 2005 private financing. As of January 16, 2007 all the outstanding warrants associated with this early termination of warrants were exercised. Proceeds of $457,500 are included in the reported working capital as of March 31, 2007.

On March 8, 2007, we issued 25,000 shares of common stock to Canaccord Capital Corporation ITF Richard Lee Hendricks and/or Colleen Ostlund in connection with the exercise of their warrants at $0.60 per share.

On May 2, 2007, we issued 10,000 shares of common stock to Canaccord Capital Corporation ITF Richard Lee Hendricks and/or Colleen Ostlund in connection with the exercise of their warrant at $0.60 per share.

On May 10, 2007, we entered into an advisory agreement with Objective Equity, LLC and in connection therewith agreed to issue 200,000 shares of common stock to Objective Equity, LLC for advisory services. The closing price of our common stock on that day was $0.59.

The issuance of the shares of common stock and warrants were made pursuant to exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At our Annual Meeting of Stockholders held on May 23, 2007 our stockholders:

(a) Elected each of the following three nominees as directors, each to hold office until their successors are duly elected and qualified. The vote for each director was as follows:

NOMINEE	FOR	WITHHELD
Jeffrey D. Hillman	9,225,975	3,376,790
Robert T. Zahradnik	12,525,312	77,453
David J. Gury	12,391,832	210,933

Mr. George Hawes resigned as a director on May 1, 2007. On June 15, 2007, Dr. Ronald P. Evens was appointed to the Company’s Board of Directors.

ITEM 5. OTHER INFORMATION.

On August 7, 2007, our Securities Purchase Agreement with accredited investors, including our new director, Dr. Ronald P. Evens, became binding and we closed on $1,171,591 in equity based financing. We issued a total of 4,600,000 shares of restricted common stock in the private placement. The shares were sold to accredited investors at $0.25 per share, except that per AMEX requirements, Dr. Evens acquired his shares at $0.44 per share, which was the closing share price on August 7, 2007. Each participating investor, including Dr. Evens, also received warrants to purchase shares of common stock at the price of $0.58 per share. One warrant was issued for each share of common stock issued for a total of up to 4,600,000 shares that may be acquired upon exercise of the warrants. The warrants become exercisable in six months and expire after one year from the date of issuance. The private placement offering and sale of the common stock and warrants was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Ace of 1933 as a transaction by the issuer not involving a public offering. We intend to use the net proceeds of the private placement, including any proceeds from exercise of the warrants, for working capital and general corporate purposes. While management is encouraged by the aforementioned financing, the proceeds are insufficient, alone, to regain final compliance with AMEX listing requirements. We have until October 27, 2008 to regain AMEX compliance but there can be no assurance that we will be able to do so.

In connection with the Securities Purchase Agreement we also entered into a Registration Rights Agreement with each of the accredited investors. The Registration Rights Agreement requires that we file a registration statement covering the resale of the shares of the common stock issued and the shares able to be acquired upon exercise of the warrants.

ITEM 6. EXHIBITS

Exhibit Number	Exhibit Description	Form	File No	Exhibit	Filing Date	Filed Herewith
4.1	Securities Purchase Agreement and Form of Warrant Agreement, dated August 7, 2007 among the purchasers and Oragenics, Inc.					X

4.2	Registration Rights Agreement dated August 7, 2007 among the purchasers and Oragenics, Inc.					X

31.1	Certification of Principal Executive Officer pursuant to Rule 13a-14 and Rule 15d-14(a), promulgated under the Securities and Exchange Act of 1934, as amended.					X

31.2	Certification of Principal Financial Officer pursuant to Rule 13a-14 and Rule 15d-14(a), promulgated under the Securities and Exchange Act of 1934, as amended.					X

32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chief Executive Officer).					X

32.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chief Financial Officer).					X

99.1	Press Release pertaining to Oragenics Completing $1.17 Million Financing Activity.					X

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 13th day of August, 2007.

ORAGENICS, INC.

BY:	/s/ Robert T. Zahradnik
Robert T. Zahradnik, President, Treasurer, and Chief Executive Officer

Exhibit 4.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 18, 2007, by and among Oragenics, Inc, a Florida corporation (the “Company) and the individuals or entities set forth on the signature page to this Agreement (each a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to applicable exemptions from registration under the Securities Act of 1933, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company shares of Common Stock and Warrants to purchase shares of Common Stock as set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

DEFINITIONS

Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares and the Warrants pursuant to Section 2.1.

“Closing Date” means the date of the Closing.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

“Disclosures” means the Disclosure Schedules, if any, attached as Annex I hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Price” means, as to each Purchaser and the Closing, the amounts set forth below such Purchaser’s signature block on the signature page hereto, in United States dollars and in immediately available funds. This amount is $0.25 per share of Common Stock up to 4,600,000 shares of Common Stock except for any director or employee of the Company of which the price will be the current market price at the date of the Binding Agreement with the investors.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, in the form of Exhibit A hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

“Rights of First Refusal” shall have the meaning ascribed to such term in Section 4.2.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the aggregate up to 4,600,000 shares of Common Stock, of which are being issued and sold by the Company to the Purchasers at the Closing.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Warrant and any other documents or written agreements executed by the Company and the Purchasers in connection with the transactions contemplated hereunder.

“Warrants” means the aggregate of up to 4,600,000 Common Stock purchase warrants, in the form of Exhibit A, to be issued to the Purchasers at Closing Date.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrant Terms” mean the Purchaser shall receive 100% warrant coverage (“Warrant” or “Warrant Shares”). The warrant coverage shall be exercisable for a period of one (1) year from Closing Date after a vesting period of six (6) months from the Closing Date of this agreement at the strike price that is the higher of $0.50 or the 10-day weighted average closing price for the ten trading days prior to the Closing Date.

PURCHASE AND SALE

Purchase and Sale of Securities and Closing. At the Closing, Purchasers shall purchase, severally and not jointly, and the Company shall issue and sell to the Purchasers up to 4,600,000 shares of Common Stock and Warrants to purchase up to 4,600,000 shares of Common Stock as set forth opposite such Purchaser’s name on the signature page hereto for an aggregate purchase price of up to $1,171,591 USD. The Closing shall occur on or before August 7, 2007 at the offices of Shumaker, Loop & Kendrick, LLP, 101 Kennedy Boulevard, Suite 2800, Tampa, Florida 33602-5151, or such other time and/or location as the parties shall mutually agree.

Notwithstanding anything herein to the contrary, this Agreement is non-binding on the Parties until such time as the application by the Company for listing of the Shares contemplated to be sold hereby shall be approved by the American Stock Exchange and the American Stock Exchange has provided written notification to the Company of such approval. Upon obtaining the signatures of Purchaser hereon for the Purchase of the Shares, the Company will submit the listing application and fee to AMEX.

Closing Conditions.

At the Closing the Company shall be obligated to deliver or cause to be delivered to each Purchaser:

one or more stock certificates in the name of such Purchaser evidencing such number of Shares set forth opposite such Purchaser’s name on the signature page hereto;

a warrant certificate, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire up to the number of Warrant Shares set forth opposite such Purchaser’s name on the signature page hereto;

the Registration Rights Agreement duly executed by the Company.

(b) At the Closing each Purchaser shall deliver or cause to be delivered to the Company the following:

such Purchaser’s portion of the Purchase Price by wire transfer to the account of the Company as provided to the Purchasers in writing prior to the Closing Date; and

the Registration Rights Agreement duly executed by such Purchaser.

All representations and warranties of the other party contained herein shall remain true and correct as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties must be correct as of such date), all necessary consents and waivers of third parties shall have been obtained and each party shall have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by the party at or prior to the Closing.

REPRESENTATIONS AND WARRANTIES

Representations and Warranties of the Company. Except as set forth in the SEC Reports or under the corresponding section of the Disclosure Schedules delivered concurrently herewith, the Company makes the following representations and warranties as of the date hereof and as of the Closing Date to each Purchaser:

Subsidiaries. The Company has no direct or indirect Subsidiaries.

Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company, taken as a whole, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) the filing with the Commission of the Registration Statement, the application(s) to each Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, and applicable Blue Sky filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, and (c) such other filings as may be required following the Closing Date under the Securities Act, the Exchange Act and corporate law.

Issuance of the Securities. The Securities are duly authorized and, the Shares and Warrant Shares, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of stockholders. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is as set forth in the SEC Reports except for 200,000 shares to be issued to Objective Equity, LLC. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in the SEC Reports, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock except the Fusion Capital Stock Purchase Agreement and the Objective Equity Advisory Agreement. Except as set forth in the SEC Reports, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issue and sale of the Company Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

SEC Reports; Financial Statements.

The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto (together with any materials filed by the Company under the Exchange Act, whether or not required), being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Disclosure Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. True and complete copies of the SEC Reports are available at www.sec.gov.

As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or specifically identified in the SEC Reports. Other than the material contracts listed in the SEC Reports, or as otherwise provided to the Purchasers, the Company has no material contracts. Except as set forth in the SEC Reports, the Company is not in breach or violation of any material contract, which breach or violation would have a Material Adverse Effect.

Absence of Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock except the Advisory Agreement with Objective Equity, LLC and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and agreements.

Litigation. Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, or its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

Labor Relations. The Company is not involved in any material union labor dispute nor, to the knowledge of the Company, is any such dispute threatened. The Company believes that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, result in a Material Adverse Effect.

Compliance. Except as disclosed in the SEC Reports, the Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its current business as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

Title to Assets. The Company has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. To the knowledge of the Company, any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in material compliance.

Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company has not received a written notice that the Intellectual Property Rights used by the Company violates or infringes the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2 and assuming no unlawful distribution of the Securities by the Purchasers, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the American Stock Exchange. Neither the Company nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. The Company has offered the Shares for sale only to the Purchasers.

Registration Rights. Except as described in the SEC Reports and the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act and according to the listing standards on the American Stock Exchange (“AMEX”). On April 25, 2007, the Company received notification from AMEX that we were not in compliance with AMEX’s continued listing requirements because our shareholders’ equity is less than $2,000,000 and we have experienced losses from continuing operations and/or net losses in two of our most recent fiscal years. On May 1, 2007, we notified AMEX that as a result of the resignation of one of our independent director from our Board of Directors, we were aware that we were no longer in compliance with certain of the AMEX’s continued listing standards for Small Business Issuers regarding having at least fifty percent of its Board be comprised of independent directors and maintaining an audit committee of at least two independent directors. On May 3, 2007 we received a Warning Letter from AMEX regarding the aforementioned noncompliance. We submitted a plan on May 24, 2007 to AMEX for regaining compliance with all of the continued listing standards, which included a newly appointed director to the Company’s Board of Directors. On July 2, 2007, AMEX completed its review and has determined that the plan makes a reasonable demonstration of the Company’s ability to regain compliance with the continued listing standards by the end of the plan period, October 27, 2008 and is therefore continuing the Company’s listing pursuant to an extension.

Disclosure. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, prospects, operations or condition (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company.

Each Purchaser acknowledges and agrees that the Company does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.

Section 3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Purchase for Own Account. Such Purchaser is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Such Purchaser. Such Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(f) Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company including, without limitation, the Company’s most recent SEC Reports, that have been requested by the Purchaser or its advisors, if any. The Purchaser has been afforded the opportunity to ask questions of the Company and receive answers from the Company. The Purchaser has requested, received and considered all information it deems relevant to make an informed decision to purchase the Securities. The Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk.

(g) Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

(h) Residency. Such Purchaser is a resident of (or, if an entity, has its principal place of business in) the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

(i) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions.

(j) Short Sales. Such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any Short Sales or granted any option for the purchase of or entered into any hedging or similar transaction with the same economic effect as a Short Sale, in the securities of the Company since the time period beginning two weeks prior to the time that such Purchaser was first contacted regarding an investment in the Company (“Discussion Time”) through the date hereof. During such period, neither such Purchaser nor any Person acting on behalf of or pursuant to any understanding with such Purchaser, has taken, directly or indirectly, any actions to trade in the Company’s Securities that might reasonably be expected to cause or result, under the Securities Act or Exchange Act, or otherwise, or that has constituted, stabilization or manipulation of the price of the Common Stock. Additionally, each Purchaser agrees to comply with Regulation M under the Exchange Act.

(k) No General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or other media or broadcast over television or radio or presented at any seminar or any other general solicitation or advertisement.

(l) Confidentiality. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

OTHER AGREEMENTS OF THE PARTIES

Transfer Restrictions.

The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. The Securities shall contain a restrictive legend in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Each Purchaser, severally and not jointly, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is expressly predicated upon the Purchaser’s covenant and agreement in this Section 4.1(b) that the Purchaser shall in all cases sell or otherwise transfer the Securities pursuant to: (i) an effective registration statement under the Securities Act, in full compliance with all prospectus delivery requirements under the Securities Act and in accordance with the plan of distribution described in the prospectus delivered by such Purchaser, or (ii) an available exemption from registration under the Securities Act.

Rights of First Refusal.

George T. Hawes has the right of first refusal on future debt or equity financings by the Company, excluding Financings with Fusion Capital, for up to two year from this Closing Date of this Securities Purchase Agreement.

Any proposed term-sheet for additional financing shall be forwarded to George T. Hawes, and he has three (3) days to reply to the Company in writing if he will match at the price and the terms specified in such notice of the additional financing offer.

Furnishing of Information.

As long as any Purchaser owns Securities, the Company covenants to use its reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. In addition, the Company shall use its reasonable efforts to take all actions necessary to meet the “registrant eligibility” requirements set forth in the general instructions to Form S-3 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

The Company shall ensure that each of the following reports are available at www.sec.gov: (i) within ten days after the filing thereof with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB, its proxy statements and any Current Reports on Form 8-K; and (ii) within one day after release, copies of all press releases issued by the Company or any of its Subsidiaries.

Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require Shareholder approval prior to the closing of such other transaction unless Shareholder approval is obtained prior to the closing of such subsequent transaction.

Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to the Warrants.

Listing of Common Stock. The Company hereby agrees to use its reasonable efforts to maintain the listing of the Common Stock on the Trading Market, and, unless completed prior to the Closing, to list the applicable Shares and Warrant Shares on AMEX as soon as reasonably practicable following the Closing (but not later than the earlier of the Effective Date and the first anniversary of the Closing Date). The Company further agrees, if the Company applies to have the Common Stock traded on any other trading market, it will include in such application the Shares and Warrant Shares, and will take such other action as is necessary or desirable in the opinion of the Purchasers to cause the Shares and Warrant Shares to be listed on such other trading market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a trading market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the trading market.

Sales by Purchaser. Each Purchaser covenants to sell any Securities sold by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act. No Purchaser will make any sale, transfer or other disposition of the Securities in violation of federal or state securities laws.

MISCELLANEOUS

Termination. This Agreement may be terminated by the Company or, as to any Purchaser and the Company, any Purchaser, by written notice to the other parties, if the Closing has not been consummated by the tenth Business Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities in the instant transaction.

Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (EST) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 6:30 p.m. (EST) on any business day, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Oragenics, Inc. 13700 Progress Boulevard Alachua, Florida 32615 Attn: Robert T. Zahradnik , Chief Executive Officer Facsimile No.: (386) 418-1660

With a copy to:	Shumaker, Loop & Kendrick, LLP 101 E. Kennedy Boulevard Suite 2800 Tampa, Florida 33602 Attn: Darrell C. Smith, Esquire Facsimile No.: (813) 229-1660

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature pages hereof; or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding a majority of the Shares or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers holding a majority of the Shares; provided, however, that no consent shall be required in connection with a merger, consolidation or sale of substantially all of the Company’s assets. Any Purchaser may assign any or all of its rights under this Agreement to any Person in connection with the transfer of the Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”.

No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the United States federal courts and the state courts located in the County of Hillsborough, State of Florida. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Hillsborough, State of Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and affect as if such facsimile signature page were an original thereof.

Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY

ORAGENICS, INC.

By:	/s/ Robert T. Zahradnik
Name:	Robert T. Zahradnik
Title:	President and Chief Executive Officer

Date:	August 6, 2007

PURCHASER

/s/ George T. Hawes
Name: George T. Hawes

Investment Amount: up to $275,000 USD

Common Shares from Company: up to 1,100,000

Warrants from Company: up to 1,100,000

Address:

City/State/Zip:

Tel:

Fax:

Email:

(See next page for continuation of Purchasers)

Purchasers

/s/ George T. Hawes	/s/ William F Matlack
Name: George T. Hawes	Name: William F Matlack
Investment Amount: up to $275,000 USD	Investment Amount: up to $50,000 USD
Common Shares from Company: up to 1,100,000	Common Shares from Company: up to 200,000
Warrants from Company: up to 1,100,000	Warrants from Company: up to 200,000

/s/ Roger Goodwin	/s/ Christina Hawes Mohr
Name: Roger Goodwin	Name: Christina Hawes Mohr
Investment Amount: up to $50,000 USD	Investment Amount: up to $50,000 USD
Common Shares from Company: up to 200,000	Common Shares from Company: up to 200,000
Warrants from Company: up to 200,000	Warrants from Company: up to 200,000

/s/ Kathy Hawes	/s/ Kelly Leaird
Name: Kathy Hawes	Name: Kelly Leaird
Investment Amount: up to $25,000 USD	Investment Amount: up to $171,591 USD
Common Shares from Company: up to 100,000	Common Shares from Company: up to 686,364
Warrants from Company: up to 100,000	Warrants from Company: up to 686,364

/s/ Bernadette Berry	/s/ Cleo Allen
Name: Bernadette Berry	Name: Cleo Allen
Investment Amount: up to $100,000 USD	Investment Amount: up to $100,000 USD
Common Shares from Company: up to 400,000	Common Shares from Company: up to 400,000
Warrants from Company: up to 400,000	Warrants from Company: up to 400,000

/s/ William Radvak	/s/ David Wallace
Name: William Radvak	Name: David Wallace
Investment Amount: up to $50,000 USD	Investment Amount: up to $100,000 USD
Common Shares from Company: up to 200,000	Common Shares from Company: up to 400,000
Warrants from Company: up to 200,000	Warrants from Company: up to 400,000

/s/ Meghan McAlister	/s/ Ronald P. Evens
Name: Meghan McAlister	Name: Ronald P. Evens
Investment Amount: up to $150,000 USD	Investment Amount: up to $50,000 USD
Common Shares from Company: up to 600,000	Common Shares from Company: up to 113,636
Warrants from Company: up to 600,000	Warrants from Company: up to 113,636

Exhibit A

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

Warrant No.

WARRANT TO PURCHASE SHARES OF COMMON STOCK OF

ORAGENICS, INC.

THIS CERTIFIES that, for value received, [                                                     ] is entitled to purchase from Oragenics, Inc., a Florida corporation (the “Corporation”), subject to the terms and conditions hereof, [                    ] shares (the “Warrant Shares”) of common stock, $0.001 par value (the “Common Stock”). This warrant, together with all warrants hereafter issued in exchange or substitution for this warrant, is referred to as the “Warrant” and the holder of this Warrant is referred to as the “Holder.” The number of Warrant Shares is subject to adjustment as hereinafter provided. Notwithstanding anything to the contrary contained herein, this Warrant shall expire and no longer be exercisable at 5:00 p.m. Eastern Standard Time (EST) on August     , 2008, one (1) year from the closing at which issued (the “Termination Date”).

1. Exercise of Warrants.

(a) The Holder may, after a six (6) month vesting period from the Closing Date and at any time prior to the Termination Date, exercise this Warrant in whole or in part at an exercise price per share equal to $0.         per share, subject to adjustment as provided herein (the “Warrant Price”), by the surrender of this Warrant (properly endorsed) at the principal office of the Corporation, or at such other agency or office of the Corporation in the United States of America as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Corporation, and by payment to the Corporation of the Warrant Price in lawful money of the United States by check or wire transfer for each share of Common Stock being purchased. Upon any partial exercise of this Warrant, there shall be executed and issued to the Holder a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, as applicable, registered in the name of the Holder, shall be delivered to the Holder hereof as soon as practicable after the rights represented by this Warrant shall have been so exercised.

(b) If, but only if, at any time after one year from the date of issuance of this Warrant there is no effective registration statement registering the resale of the Common Stock underlying this Warrant by the Holder, this Warrant may also be exercised at such time by means of a “cashless exercise” in which, at any time prior to the Termination Date, the Holder of this Warrant may, at its option, exchange this Warrant, in whole or in part (a “Warrant Exchange”), into Warrant Shares by surrendering this Warrant at the principal office of the Corporation, accompanied by a notice stating such Holder’s intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the “Notice of Exchange”). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, within five (5) days of the date the Notice of Exchange is received by the Corporation (the “Exchange Date”). Certificates for the Warrant Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant of like tenor evidencing the balance of the Warrant Shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within three (3) business days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the Closing Bid Price (as hereinafter defined) on the trading day preceding the date on which the Company receives the Exercise Documentation;

(B) =	the exercise price of this Warrant, as adjusted; and

(X) =	the number of shares of Common Stock issuable upon exercise of this Warrant in accordance with the terms of this Warrant.

2. Reservation of Warrant Shares. The Corporation agrees that, prior to the expiration of this Warrant, it will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the number of Warrant Shares as from time to time shall be issuable by the Corporation upon the exercise of this Warrant.

3. No Shareholder Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Corporation.

4. Transferability of Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed for transfer.

5. Certain Adjustments. With respect to any rights that Holder has to exercise this Warrant and convert into shares of Common Stock, Holder shall be entitled to the following adjustments:

(a) Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Corporation with or into another corporation when the Corporation is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the holder hereof shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Warrant Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which the holder hereof as the holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder hereof as the holder of this Warrant after the merger or consolidation.

(b) Reclassification. Recapitalization, etc. If the Corporation at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

(c) Split or Combination of Common Stock and Stock Dividend. In case the Corporation shall at any time subdivide, redivide, recapitalize, split (forward or reverse) or change its outstanding shares of Common Stock into a greater number of shares or declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Warrant Price shall be proportionately reduced and the number of Warrant Shares proportionately increased.

Conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Warrant Price shall be proportionately increased and the number of Warrant Shares proportionately reduced. Notwithstanding the foregoing, in no event will the Warrant Price be reduced below the par value of the Common Stock.

6. Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any part of the Warrant, the Corporation shall instruct its transfer agent to enter stop transfer orders with respect to such Warrant Shares, and all certificates or instruments representing the Warrant Shares shall bear on the face thereof substantially the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

7. Redemption. On August 8, 2008, this Warrant shall expire and not longer be exercisable at 5:00 p.m. Eastern Standard Time (EST) which is one (1) from the closing at which issued known as the Termination Date.

8. Miscellaneous. This Warrant shall be governed by and construed in accordance with the laws of the State of Florida. All the covenants and provisions of this Warrant by or for the benefit of the Corporation shall bind and inure to the benefit of its successors and assigns hereunder. Nothing in this Warrant shall be construed to give to any person or corporation other than the Corporation and the holder of this Warrant any legal or equitable right, remedy or claim under this Warrant. This Warrant shall be for the sole and exclusive benefit of the Corporation and the holder of this Warrant. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation hereof. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers under its seal, this      day of August, 2007.

ORAGENICS, INC.

By:
Name:	Robert T. Zahradnik
Title:	President and CEO

NOTICE OF EXERCISE

TO: ORAGENICS, INC.

The undersigned is the Holder of Warrant No.              (the “Warrant”) issued by Oragenics, Inc., a Florida Corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

The Warrant is currently exercisable to purchase a total of              Warrant Shares.

The undersigned hereby exercises its right to purchase              Warrant Shares pursuant to the Warrant and delivers herewith the original Warrant certificate in accordance with the terms of the Warrant and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Payment shall take the form of (check applicable box):

[    ] in lawful money of the United States; or

[    ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(c) of the Warrant, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2(c) of the Warrant.

The undersigned hereby requests that the Company issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

            ________________________________________

            ________________________________________

Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Telephone Number and E-Mail Address of Authorized Signatory:

Date:

(Signature must conform in all respect to the name of Holder as specified on the face of the Warrant.)

ASSIGNMENT FORM

(TO ASSIGN THE FOREGOING WARRANT, EXECUTE THIS FORM AND SUPPLY REQUIRED INFORMATION. DO NOT USE THIS FORM TO EXERCISE THE WARRANT.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby sold, assigned and transferred to                                                       whose address is                                                                                           , and                              is hereby appointed attorney to transfer said rights on the books of Oragenics, Inc., with full power of substitution in the premises.

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 7, 2007, by and among Oragenics, Inc, a Florida corporation (the “Company”), and the investors signatory hereto (each a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof among the Company and the Purchasers (the “Purchase Agreement”).

The Company and the Purchasers hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Effectiveness Date” means, with respect to the Registration Statement required to be filed hereunder, the earlier of (a) the 90th calendar day following the Closing Date or 120th calendar day in the event of a review by the Commission) and (b) the fifth Trading Day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“ Event” shall have the meaning set forth in Section 2(b).

“Filing Date” means, with respect to the Registration Statement required to be filed hereunder, the 60th calendar day following the Closing Date.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means all of the Shares and the Warrant Shares, together with any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means the resale registration statements required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre and post effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Holder Questionnaire” shall have the meaning set forth in Section 3(a).

2. Registration.

(a) On or prior to the Filing Date, the Company shall prepare and file with the Commission the Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement required hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case the Registration Statement shall be on another appropriate Form in accordance herewith). The Registration Statement required hereunder shall contain the “Plan of Distribution” attached hereto as Annex A. The Company shall use its commercially reasonable best efforts to cause the Registration Statement to become effective and remain effective as provided herein. The Company shall use its commercially reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event not later than the Effectiveness Date, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by the Registration Statement (a) have been sold pursuant to the Registration Statement or an exemption from the registration requirements of the Securities Act or (b) may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”).

(b) If: (i) a Registration Statement is not filed on or prior to its Filing Date provided, however, that if a Holder fails to provide the Company with any information that is required to be provided in the Registration Statement with respect to such Holder pursuant to Section 3(k), then the Filing Date shall be extended until two Trading Days following the date of receipt by the Company of such required information, or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not subject to further review, or a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission on or before the Effectiveness Date, or (iv) after a Registration Statement is first declared effective by the Commission, it ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities, for in any such cases sixty Trading Days (which need not be consecutive days) in the aggregate during any 12-month period (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clause (iv) the date on which such ninety Trading Day period is exceeded, being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash or validly issued, fully paid and nonassessable shares of Company common stock, or a combination therefore, at the option of the Company, as liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder. The liquidated damages pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event.

3. Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than three Trading Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, (i) furnish to the Purchasers copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference to the extent requested by such Person), which documents will be subject to the review of such Purchasers, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith. Each Holder agrees to furnish the Company a fully completed and executed questionnaire in the form attached to this Agreement as Annex B, (a “Selling Holder Questionnaire”) not less than five trading days prior to the Filing Date. In the event a Holder does not deliver the completed and executed Selling Holder Questionnaire within such time period, any liquidated damages that otherwise accrue to such Holder shall be tolled commencing on the due date until such completed and executed Selling Holder Questionnaire is received by the Company.

(b) (i) Prepare and file with the Commission such amendments, including post effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within fifteen Trading Days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably possible, upon request, provide the Purchasers true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify the Holders of Registrable Securities to be sold as promptly as reasonably possible (and, in the case of (i)(A) below, not less than two Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing promptly following the day (i)(A) when a Prospectus or any Prospectus supplement or post effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of the Registration Statement and whenever the Commission comments in writing on the Registration Statement (the Company shall upon request provide true and complete copies thereof and all written responses thereto to each of the Purchasers); and (C) with respect to the Registration Statement or any post effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Use its commercially reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) Furnish to each Holder, without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Holder, and all exhibits to the extent requested by such Holder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(f) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each Form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request in connection with resales by the Holder of Registrable Securities. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving on any notice pursuant to Section 3(c).

(g) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each the registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(h) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (ii) through (v) of Section 3(c) above to suspend the use of the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(i) to suspend the availability of a Registration Statement and Prospectus, for a period not to exceed 60 days (which need not be consecutive days) in the aggregate in any 12-month period.

(j) Comply with all applicable rules and regulations of the Commission.

(k) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the Person thereof that has voting and dispositive control over the Shares. During any period that the Company is unable to meet its registration obligations hereunder solely because a Holder fails to furnish such information within five Trading Days of the Company’s request, any liquated damages that are accruing as such time as to all Holders shall be tolled until such information is delivered to the Company.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

5. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, to the extent arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any Form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or Form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such Form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any Form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such Form of prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnified Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

(d) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding affected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(e) All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.

(f) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(g) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount of proceeds actually received by such Holder from the sale of the Registrable Securities by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.

(h) The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) No Piggyback on Registrations. Except as set forth on Schedule 6(b), neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders. Except as set forth in the SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company. The Company shall not file any other registration statement until after the Effective Date, other than any registration statement on Form S-8 relating to the registration of equity securities issuable in connection with a stock option or other employee benefit plan.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(d) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(e) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Purchaser of the then outstanding Registrable Securities.

(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number provided for below prior to 6:30 p.m. (EST) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number provided for below later than 6:30 p.m. (EST) on any date and earlier than 11:59 p.m. (EST) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address or facsimile number for such notices and communications shall be delivered and addressed as set forth in the Purchase Agreement)

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(i) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of Alachua, State of Florida. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Alachua, State of Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(n) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(o) Conflicting Instructions. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons or entities with respect to the same Registrable Securities, the Company will act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY		NAME OF INVESTOR

Oragenics, Inc.

By:	/s/ Robert T. Zahradnik	By:	/s/ George T. Hawes
Name:	Robert T. Zahradnik	Name:	George T. Hawes
Title:	President & CEO	Title:

Investment Amount (USD): $275,000

Shares #: 1,100,000

Warrants #: 1,100,000

Tax ID

ADDRESS FOR NOTICE

Street:

City/State (Providence)/Zip:

Attention:

Tel:

Fax:

Email:

DELIVERY INSTRUCTIONS (if different from above)

Street:

City/State/Zip:

Attention:

Tel:

(See next page for continuation of Investors)

NAME OF INVESTOR

/s/ George T. Hawes	/s/ William F Matlack
By: George T. Hawes	By: William F Matlack
Investment Amount (USD) $275,000	Investment Amount (USD) $50,000
Shares #: 1,100,000	Shares #: 200,000
Warrants #: 1,100,000	Warrants #: 200,000

/s/ Roger Goodwin	/s/ Christina Hawes Mohr
By: Roger Goodwin	By: Christina Hawes Mohr
Investment Amount (USD) $50,000	Investment Amount: (USD) $50,000
Shares #: 200,000	Shares #: 200,000
Warrants #: 200,000	Warrants #: 200,000

/s/ Kathy Hawes	/s/ Kelly Leaird
By: Kathy Hawes	By: Kelly Leaird
Investment Amount (USD) $25,000	Investment Amount (USD) $171,591
Shares #: 100,000	Shares #: 686,364
Warrants #: 100,000	Warrants # 686,364

/s/ Bernadette Berry	/s/ Cleo Allen
By: Bernadette Berry	By: Cleo Allen
Investment Amount (USD) $100,000	Investment Amount (USD) $100,000
Shares #: 400,000	Shares #: 400,000
Warrants #: 400,000	Warrants #: 400,000

/s/ William Radvak	/s/ David Wallace
By: William Radvak	By: David Wallace
Investment Amount (USD) $50,000	Investment Amount (USD) $100,000
Shares #: 200,000	Shares #: 400,000
Warrants #: 200,000	Warrants #: 400,000

/s/ Meghan McAlister	/s/ Ronald P. Evens
By: Meghan McAlister	By: Ronald P. Evens
Investment Amount (USD) $150,000	Investment Amount (USD) $50,000
Shares #: 600,000	Shares #: 113,636
Warrants #: 600,000	Warrants #: 113,636

ANNEX A

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, assignees, donees and successors-in-interest may, from time to time, sell any or all of their resale shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what are customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep the registration statement of which this prospectus is part effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without volume restrictions pursuant to Rule 144(k) or (ii) all of the shares have been sold pursuant to the registration statement of which this prospectus is part or Rule 144 under the Securities Act or any other Rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Annex B

Selling Holder Notice and Questionnaire

The undersigned beneficial owner of common stock, par value $0.001 per share (the “Common Share”), of Oragenics, Inc., a Florida corporation (the “Company”), (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of July XX, 2007 (the “Registration Rights Agreement”), among the Company and the Purchasers named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of the Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

Notice

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item (unless otherwise specified under such Item 3) in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is true and correct in all material respects:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above through which Registrable Securities listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly you indirectly alone or with others have power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3.	Beneficial Ownership of Registrable Securities:

(a)	Type and Principal Amount of Registrable Securities beneficially owned:

4.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes              No

(b)	Are you an affiliate of a broker-dealer?

Yes              No

(c)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes              No

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)	Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date thereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial
___________________	Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Oragenics, Inc.
13700 Progress Boulevard
Alachua, Florida 32615
Attn: Dotti Delfino, Chief Financial Officer
Phone no.:	(386) 418-4018
Fax no.:	(386) 418-1660

Exhibit 31.1

CERTIFICATION

I, Robert T. Zahradnik, certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of Oragenics, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 13, 2007	/s/ Robert T. Zahradnik
Robert T. Zahradnik
President (Chief Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Dorothy J. Delfino, certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of Oragenics, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 13, 2007	/s/ Dorothy J. Delfino
Dorothy J. Delfino
Chief Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. Section 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Oragenics, Inc. (the “Company”) on Form 10-QSB for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date here of (the “Report”), I, Robert T. Zahradnik, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written certification has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated this 13th day of August, 2007.

/s/ Robert T. Zahradnik Robert T. Zahradnik Chief Executive Officer

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. Section 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Oragenics, Inc. (the “Company”) on Form 10-QSB for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date here of (the “Report”), I, Dorothy J. Delfino, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written certification has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated this 13th day of August, 2007.

/s/ Dorothy J. Delfino Dorothy J. Delfino Chief Financial Officer

Exhibit 99.1

Oragenics Completes $1.17 Million Financing

FOR IMMEDIATE RELEASE

ALACHUA, FL (August 8, 2007) – Oragenics, Inc. (AMEX:ONI), a biotechnology development company, announced today that it has completed an equity based financing with a group of accredited investors that includes existing shareholders. The $1.17 million financing provides for the issuance of 4,600,000 shares of common stock at a price of $0.25 per share, with the exception of those shares purchased by Dr. Ronald P. Evens, Oragenics’ newly appointed director. Dr. Evens participated in this financing round at a price per share of $0.44, which was the Amex closing share price on July 23, 2007, the date in which Oragenics entered into a definitive agreement for the transaction with the participating investors. The Company also issued an equal number of warrants to the investors to purchase shares of common stock that will be exercisable for a period of one year at a strike price of $0.58 per share. Oragenics plans to use the funds raised to support the clinical development of the Company’s various technologies and for general corporate purposes.

As stated by Oragenics’ President and CEO, Dr. Robert Zahradnik, “The successful completion of this financing strengthens our balance sheet and provides us with the necessary capital to continue to advance clinical and preclinical work on our key development programs. This is also an important step for returning Oragenics to compliance with Amex’s continued listing standards. I appreciate the confidence that these investors have shown in the Company and in its core technologies.”

Neither the shares of common stock, nor the shares of common stock underlying the warrants are registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. However, the Company will file a resale registration statement with the Securities and Exchange Commission relating to the shares of common stock to be issued in the transaction and the shares of common stock to be issued upon exercise of the warrants within forty five days of the closing. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Oragenics

Oragenics, Inc. is a biopharmaceutical company with a pipeline of proprietary technologies. The Company has a number of products in discovery, preclinical and clinical development, with a concentration in two main therapeutic areas, infectious disease and oncology. Our core pipeline includes products for use in the treatment of dental and periodontal infectious diseases, systemic bacterial infections, and weight loss. In the discovery stage are three platform technologies for identifying biomarkers of infection, cancer and autoimmune diseases and for the solid state synthesis of bioactive peptides including small molecule antibiotics.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect Oragenics’ current views with respect to future events and financial performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to those set forth in our most recently filed annual report on Form 10-KSB and quarterly report on Form 10-QSB, and other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

Contact:

Oragenics, Inc.

Robert T. Zahradnik, 386-418-4018 X222

www.oragenics.com